UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01 -  Other Events

On August 4, 2008, the Board of Directors of The Cheesecake Factory Incorporated approved the adoption of a prearranged stock repurchase plan with Goldman Sachs & Co. (the “Broker”), intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“10b5-1 Plan”).  The 10b5-1 Plan was adopted to assist the Registrant in implementing its previously announced stock repurchase plan.  The 10b5-1 Plan will become effective September 5, 2008 and terminate on February 15, 2009, unless terminated sooner in accordance with the plan’s terms.  Purchases may be made in the open market or through privately negotiated transactions.  Purchases in the open market will be made in compliance with Rule 10b-18 under the Exchange Act of 1934.  The Company has issued a press release which is attached to this report as Exhibit 99.1 and it is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 -  Financial Statement and Exhibits

(d)                                 Exhibits

99.1                           Press Release dated August 6, 2008 entitled, “The Cheesecake Factory Enters Into 10b5-1 Plan For Stock Repurchases”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: August 6, 2008	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ CHERYL M. SLOMANN
Cheryl M. Sloman
Interim Chief Financial Officer and Vice President,
Controller

EXHIBIT INDEX

99.1                           Press Release dated August 6, 2008 entitled, “The Cheesecake Factory Enters Into 10b5-1 Plan For Stock Repurchase”